UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2011

Volterra Semiconductor Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-50857	94-3251865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47467 Fremont Blvd., Fremont, CA	94538-6437
(Address of principal executive offices)	(Zip Code)

(510) 743-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 Annual Meeting of Stockholders of Volterra Semiconductor Corporation was held on April 22, 2011. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Stockholders, 22,776,175 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Drs. Fu-Tai Liou and Edward Ross were elected as directors to hold office until the 2014 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Fu-Tai Liou	19,776,921	14,817	2,984,437
Edward Ross	19,776,156	15,582	2,984,437

In addition to the directors elected above, Mel Friedman, Christopher Paisley, Ralph Quinsey and Jeff Staszak will continue to serve as directors after the annual meeting. In addition, Jeff Richardson was appointed as a member of the Board of Directors at a regular meeting of the Board on April 22, 2011.

Proposal 2:

The advisory vote on Volterra’s executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
19,567,820	214,160	9,758	2,984,437

Proposal 3:

The advisory vote on the frequency with which Volterra shall conduct the vote on executive compensation was selected as “Every Year” by the following vote:

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
17,767,980	181,715	1,836,158	5,885	2,984,437

Proposal 4:

The selection by the audit committee of our board of directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
22,434,476	171,128	14,915	155,656

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

By:	/S/ DAVID OH
Name:	David Oh
Title:	General Counsel

Dated: April 28, 2011